Exhibit 5.1

August 27, 2013

1st United Bancorp, Inc. 1st United Bancorp, Inc.

One North Federal Hwy.

Boca Raton, FL 33432

Re: 1st United Bancorp, Inc. – Registration Statement on Form S-8 (File No. 333- )

Ladies and Gentlemen:

We have acted as legal counsel for 1st United Bancorp, Inc., a corporation organized under the laws of the State of Florida (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrant’s Registration Statement on Form S-8 (File No. 333-_____) filed with the Commission on August 27, 2013 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to five percent (5%) of the issued and outstanding shares of the Registrant’s common stock, par value of $0.01 per share (the “Common Stock”), that may be issued from time to time by the Registrant upon exercise of stock options (the “Options”) or awards of restricted stock (the “Restricted Stock”) or other equity awards (collectively the “Equity Awards”), pursuant to the Registrant’s 2013 Incentive Plan (the “Plan”).

We are members of the Bar of the State of Florida and our opinions expressed herein are based upon and limited to the internal laws of the State of Florida (without reference to the choice-of-law provisions, principles or decisions under Florida law), and we do not herein express any opinion with respect to the effect of any law other than the internal laws of the State of Florida.

This opinion letter has been prepared and is to be construed in accordance with the Report on Third-Party Legal Opinion Customary Practice in Florida, dated December 3, 2011, issued by The Florida Bar Business Law Section and the Legal Opinions Committee of The Florida Bar Real Property, Probate and Trust Law Section (the “Report”). The Report is incorporated by reference into this opinion letter. For purposes of construing the Report, the “client” as referenced in the Report is the Registrant.

Las Olas Centre, Suite 1400, 450 East Las Olas Boulevard • Fort Lauderdale, FL 33301-4206 | 954-462-2000 | Fax: 954-523-1722 | www.gunster.com

FORT LAUDERDALE • JACKSONVILLE • MIAMI • orlando • PALM BEACH • STUART • TALLAHASSEE • tampa• the florida keys • VERO BEACH • WEST PALM BEACH

1st United Bancorp, Inc.

August 27, 2013

Documents Reviewed

In rendering the opinions set forth below, we have reviewed, among other things, originals or copies of documents that have been represented to us as true copies of the following documents (the “Documents”):

(A)	An Officer’s Certificate furnished to us by an executive officer of the Registrant, dated as of the date of this opinion letter;
(B)	A copy of the Registrant’s Amended and Restated Articles of Incorporation (the “Articles”);
(C)	A copy of the Registrant’s Amended and Restated Bylaws (the “Bylaws”);
(D)	Resolutions of the Registrant’s Board of Directors (the “Board”) approving the Plan and authorizing and approving the preparation and filing of the Registration Statement (the “Authorizing Resolutions”);
(E)	Resolutions of the Registrant’s shareholders approving the Plan;
(F)	Certificate of Status of the Registrant issued by the Secretary of State of the State of Florida dated August 23, 2013 (the “Certificate of Status”); and
(G)	The Plan.

Assumptions

In rendering the opinions set forth herein, we have relied, with your approval, as to factual matters that affect the opinions, solely on our examination of the Documents, and the statements, representations and warranties contained in the Documents and have made no independent verification or investigation of or inquiry regarding the facts contained or asserted to be true or correct in any of the Documents. Without limiting the foregoing, with your approval: (i) except for the Articles, the Bylaws, the Authorizing Resolutions, and the Certificate of Status, we have not verified whether or not all of the steps in the organization, the elections of officers or directors, the issuances and transfers of shares, or stock certificates, and/or the adoption of and/or amendments to any of the Articles or Bylaws of the Registrant or comparable matters applicable at the time of or since the formation of the Registrant were performed in accordance with applicable law in effect when the actions were taken (and/or were taken in a regular and continuous manner), and we have relied on the presumption of regularity and continuity of such steps in rendering our opinions set forth in this opinion letter; and (ii) we have not conducted a search or investigation of the records of any court or governmental authority for litigation, suits, proceedings, orders, judgments, decrees, filings or otherwise.

In our examinations of the Documents and in rendering the opinions set forth in this opinion letter, in addition to those assumptions and qualifications set forth in the Report and the assumptions and qualifications contained elsewhere in this opinion letter, we have, with your consent, assumed, without investigation (and we express no opinion regarding) the following:

Gunster, Yoakley & Stewart, P.A.

Attorneys At Law

1st United Bancorp, Inc.

August 27, 2013

(i)                 the genuineness of all signatures;

(ii)               the authenticity of all documents submitted to us as originals;

(iii)             the conformity to original documents of all documents submitted to us as certified, telecopies, or photostatic copies;

(iv)             the authenticity of the originals of such copies;

(v)               all signatories were and are legally competent and authorized to execute and deliver the documents executed by each of them;

(vi)             the certificates evidencing the shares of Common Stock will be signed by one of the authorized officers of the Registrant and registered by the transfer agent;

(vii)           the shares of Common Stock have been properly recorded in the books and records of the Registrant pursuant to the terms of the Bylaws;

(viii)         at the time each Equity Award was, or is, granted or awarded, such grant or award, and the execution, delivery and performance of the agreement or agreements evidencing the grant or award of such Equity Award (each, an “Equity Award Agreement”) has been, or will be, authorized and approved in accordance with the terms of the Plan;

(ix)             at the time each Equity Award was, or is, granted or awarded and at all times subsequent thereto, neither the grant or award of such Equity Award nor the execution, delivery and performance of any related Equity Award Agreement, violated, resulted in a breach of, or conflicted with, or will violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect;

(x)               at the time each Option is exercised, neither the exercise of such Option nor the execution, delivery and performance of any agreement or document executed and delivered connection with such exercise (the “Exercise Documents”) will violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree, then in effect;

(xi)             at the time thereof and at all times subsequent thereto, the persons who authorized, or will authorize, the grant or award of each Equity Award, or the execution, delivery and performance of each Equity Award Agreement, did not, or will not, violate any fiduciary or other duty owed by them;

(xii)           at the time thereof, the persons who will authorize or effectuate the exercise of an Option and the execution, delivery and performance of the related Exercise Documents will not violate any fiduciary or other duty owed by them;

(xiii)         no event has taken place, or will take place, subsequent to the grant or award of each Equity Award and the execution, delivery and performance of the Equity Award Agreements that would permit the Registrant or any other party to cancel, rescind, void or otherwise avoid such Equity Award or Equity Award Agreements;

Gunster, Yoakley & Stewart, P.A.

Attorneys At Law

1st United Bancorp, Inc.

August 27, 2013

(xiv)         no misrepresentation, omission, fraud or deceit has been or will be made or committed by the Registrant or any other party in connection with the grant or award of any Equity Award, the execution, delivery and performance of the related Equity Award Agreements, the exercise of any Option and the execution, delivery and performance of the related Exercise Documents;

(xv)           each Option will be exercised in accordance with its terms, the terms of the Plan and the terms of the Equity Award Agreement; and

(xvi)         upon exercise of each Option, the Registrant will receive the consideration called for by the terms of the Equity Award Agreement and the terms of the Plan.

Opinions

Based upon and subject to the assumptions, qualifications, limitations and restrictions set forth in this opinion letter and/or the Report, as of the date hereof, we are of the opinion that the Common Stock, when issued and delivered by the Registrant in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

Nothing contained in this opinion letter shall be deemed to be an opinion other than those set forth in the immediately preceding paragraph.

Qualifications and Limitations

We express no opinion with respect to any Federal laws, rules or regulations, or the effect of such laws, rules or regulations.

This opinion letter is furnished solely in connection with the offering and sale of the Common Stock while the Registration Statement is in effect. The opinions expressed in this opinion letter are rendered as of the date hereof and are based on facts in existence and statutes, rules, regulations and judicial decisions in effect on the date hereof, and we express no opinion as to circumstances or events that may occur subsequent to such date. In addition, we specifically disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention. Furthermore, the opinions provided herein are provided as legal opinions only and not as a guarantee or warranty of the matters discussed herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Gunster, Yoakley & Stewart, P.A.

Attorneys At Law

1st United Bancorp, Inc.

August 27, 2013

The opinions set forth in this opinion letter are limited to the matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Very truly yours,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.

GUNSTER, YOAKLEY & STEWART, P.A.

MVM/JTJ/GLS

Gunster, Yoakley & Stewart, P.A.

Attorneys At Law